EXHIBIT 11

                          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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                                                                                                  Twelve Months Ended

                                                                                                      December 31

                                                                                        1999                            1998
                                                                                        ----                            ----

Basic:

Average shares outstanding:                                                           1,767,064                       1,767,064

Net effect of the assumed exercise of stock options-based on the treasury stock method using

average stock prices                                                                          0                               0
                                                                                     ----------                      ----------
Total                                                                                 1,767,064                       1,767,064
                                                                                     ==========                      ==========

Net Income                                                                           $2,220,236                      $2,331,520
                                                                                     ==========                      ==========

Net income per share                                                                      $1.26                           $1.32
                                                                                     ==========                      ==========

Diluted:

Average shares outstanding:                                                           1,767,064                       1,767,064

Net effect of the assumed exercise of stock options based on the treasury stock method using average

market price.                                                                                 0                           1,636
                                                                                     ----------                      ----------

Total                                                                                 1,767,064                       1,768,700
                                                                                     ==========                      ==========

Net income                                                                           $2,220,236                      $2,331,520
                                                                                     ==========                      ==========

Net income per share                                                                      $1.26                           $1.32
                                                                                     ==========                      ==========


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